AMENDMENT TO EVALUATION AND EXCLUSIVE OPTION AGREEMENT

Made and entered in to this 1st day of April, 2014

By and between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED
a company duly registered under the laws of Israel of P O Box 95, Rehovot 76100, Israel
(hereinafter, **"Yeda"**)

and

CELL SOURCE LIMITED
a company duly registered under the laws of Israel of 65 Yigal Alon St., Toyota Tower, 23rd Floor, Tel Aviv 67443, Israel
(hereinafter, **"Cell Source"**)

WHEREAS Yeda and Cell Source are parties to an evaluation and exclusive license agreement dated October 3rd, 2011 (**"the E&O Agreement"**); and

WHEREAS due to difficulties in Cell Source generating funding and in light of the current investment round that Cell Source is involved in, Cell Source has requested that that certain terms in connection with the option under the E&O Agreement be amended and that certain terms of the Research and License Agreement dated October 3rd, 2011, between Yeda and Cell Source be amended pursuant to a separate amendment, dated the date hereof (**"the R&L Amendment"**), and

WHEREAS Yeda has agreed to the respective amendments, all as more particularly set out herein and therein;

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

1. Terms and phrases used in this Amendment which are defined in the E&O Agreement shall have in this Amendment the same meaning as that attributed to them in the E&O Agreement, unless otherwise expressly defined in this Amendment.

2. This Amendment and the E&O Agreement shall be read as one and shall represent the complete current understanding between the parties with respect to the subject matter hereof. Subject to the modifications contained herein, the provisions of the E&O Agreement shall remain unaltered and in full force and effect.

3. The above preamble forms an integral part of this Amendment.

4. The E&O Agreement shall be modified, as of April 1st, 2014, as follows:

4.1 In clause 7.1, the words "for the period of 30 days commencing on the end of the Evaluation Period" shall be replaced by the words "until June 20th, 2014"; and

4.2 The first sentence of clause 7.2 shall be replaced with the following:

"In consideration for the option granted to the Company under the provisions of clause 7.1 above, the Company shall pay Yeda a fee of US$ 200,000 (two hundred thousand US Dollars) (**"the Option Initiation Fee"**) on the later of: (i) the date on which such option is granted; and (ii) the date on which the Company shall have received, beginning from the date hereof, an aggregate investment amount of at least US$ 10,000,000 (ten million US Dollars)."

5. For the avoidance of doubt, this Amendment and the R&L Amendment constitute the entire agreement between the parties hereto in respect of the subject matter hereof, and supersede all prior agreements or understandings between the parties relating to the subject matter hereof (including any previous correspondence in this regard, between the parties, or on their behalf) and may be amended only by a written document signed by both parties hereto.

IN WITNESS WHEREOF the parties hereto have set their signatures as of this 1st day of April 2014.

for **YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED**	for **CELL SOURCE LIMITED**
Signature: [signature]	Signature: [signature]
Name: ~~Prof. Mudi Sheves~~ Amir Naiberg	Name: ITAMAR SHIMRAT
Title: ~~Chairman~~ C.E.O.	Title: CHIEF EXECUTIVE OFFICER
	Yoram Drucker [signature] YORAM DRUCKER CoB